EXHIBIT 5.1
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                        [LETTERHEAD OF WHITE & CASE LLP]



January 7, 2004

First Advantage Corporation
One Progress Plaza, Suite 2400
St. Petersburg, Florida 33701

Re: Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have acted as special counsel to First Advantage Corporation, a Delaware corporation (the "Company"), and are familiar with the proceedings and documents relating to the proposed registration by First Advantage, through a Registration Statement on Form S-8 (the "Registration Statement"), to be filed by First Advantage with the Securities and Exchange Commission, of (a) up to an aggregate total of 2,000,000 shares of First Advantage's Class A Common Stock, $.001 par value (the "Stock"), issuable under the First Advantage Corporation 401(k) Savings Plan (the "Plan"), and (b) the interests in the Plan to be issued to those employees of the Company and its subsidiaries who are eligible and elect to participate in the Plan (the "Plan Interests").

     For the purposes of rendering this opinion, we have examined originals or photostatic copies of the Plan and such corporate records, agreements and other documents of First Advantage as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In connection with our examination of such documents, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. With respect to instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of First Advantage.

     Based on the foregoing, in reliance thereon and subject to compliance with applicable state securities laws and the assumptions and qualifications set forth herein, we are of the opinion that the Stock, when issued and delivered in accordance with the terms and conditions set forth in the Registration Statement, the Plans and any related documents, will be validly issued, fully paid and nonassessable and that the Plan Interests, when issued in accordance with the terms and conditions set forth in the Plan, will be validly issued.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC thereunder. This opinion is furnished by us, as special counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in the immediately preceding sentence, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of the undersigned.


                                     Very truly yours,


                                     /s/ White & Case LLP


NWR:JSR